UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 16, 2019
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On July 16, 2019, the Board of Directors (the Board) of Itron, Inc. (Itron or the Company) appointed Thomas L. Deitrich as the Company’s President and Chief Executive Officer, effective August 6, 2019. Mr. Deitrich succeeds Philip Mezey, who will resign as President and Chief Executive Officer and as a director effective August 6, 2019, in accordance with his previously announced retirement from the Company, effective August 31, 2019. Mr. Deitrich was also elected to the Board effective August 6, 2019, to fill the vacancy to be created by Mr. Mezey’s resignation.

Mr. Deitrich, age 52, is currently Executive Vice President and Chief Operating Officer of Itron, Inc.  Mr. Deitrich joined Itron in October 2015. From 2012 to September 2015, Mr. Deitrich was Senior Vice President and General Manager for Digital Networking at Freescale Semiconductor, Inc. (Freescale), and he served as the Senior Vice President and General Manager of Freescale's RF, Analog, Sensor, and Cellular Products Group from 2009 to 2012. Mr. Deitrich had other roles of increasing responsibility at Freescale from 2006 to 2009. Prior to Freescale, Mr. Deitrich worked for Flextronics, Sony-Ericsson/Ericsson, and GE.

On July 16, 2019, the Company entered into an employment arrangement with Mr. Deitrich that includes the following material provisions effective August 6, 2019:

•	Mr. Deitrich will be paid an annual base salary of $800,000.

•
Mr. Deitrich will be eligible to receive an annual target incentive bonus of 125% of his base salary in accordance with the Company’s Executive Management Incentive Plan. The payout of the bonus may range from 0% to a maximum of two times the target, or 250%, and is based on the achievement of annual performance objectives determined by the Board. In accordance with the terms of the Executive Management Incentive Plan, Mr. Deitrich’s current bonus target of 100% will apply for the period January 2019 through July 2019.

•
For 2019, Mr. Deitrich will receive a minimum equity compensation package of $3,500,000, including the following awards (to be granted under the Company’s Long-Term Incentive Plan at the next regular Board meeting):

◦
Options to purchase $2,000,000 in shares of Itron’s common stock with a ratable three-year vesting period, a ten-year term, and an exercise price equal to the market price on the date of grant on the NASDAQ Global Select Market

	◦	Time-based restricted stock units (RSUs) valued at $1,500,000 with a ratable three-year vesting period beginning one year from the grant date

In addition to the above cash and equity compensation, Mr. Deitrich may be eligible to receive future annual grants at a target value of $3,000,000, contingent upon performance and at the discretion of the Board.

In connection with Mr. Deitrich’s new position, the Company entered into an Employee Invention and Non-Disclosure Agreement with terms that are substantially the same as those entered into with generally all salaried employees in Texas. Mr. Deitrich is currently party to indemnification and change-in-control agreements with Itron, which remain unchanged.

The foregoing description of Mr. Deitrich’s employment arrangement is qualified in its entirety by reference to the full text of Deitrich’s offer letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no related person transactions or other information related to Mr. Deitrich that are required to be disclosed pursuant to section 404(a) of Regulation S-K of the Securities Exchange Act of 1934.

Arrangement with Philip Mezey

Pursuant to Mr. Mezey’s previously announced Transition and Retirement Agreement, upon the appointment of Mr. Deitrich to his new executive position, Mr. Mezey will resign from his positions as President and Chief Executive Officer and from the Board effective August 6, 2019. He will serve in a non-executive officer employee role with Itron through August 31, 2019, and then as a non-employee consultant through December 31, 2019, to provide certain transition services.

The press release announcing matters relating to the appointment of Mr. Deitrich to his new position and the retirement of Mr. Mezey is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description

10.1	Employment agreement between Itron, Inc. and Thomas L. Deitrich, dated July 16, 2019.

99.1	Press release dated July 22, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

	By:	/s/ SARAH E. HLAVINKA
Dated: July 22, 2019		Sarah E. Hlavinka
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment agreement between Itron, Inc. and Thomas L. Deitrich, dated July 16, 2019.

99.1	Press release dated July 22, 2019.